Your Vote Counts! ESS TECH, INC. 26440 SW PARKWAY AVE., BLDG. 83 WILSONVILLE, OREGON 97070 ESS TECH, INC. 2026 Annual Meeting Vote by May 28, 2026 11:59 P.M. ET You invested in ESS TECH, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held virtually on May 29, 2026. Vote Virtually at the Meeting* May 29, 2026 8:00 AM Pacific Time Virtually at: www.virtualshareholdermeeting.com/GWH2026 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V90099-P50542 Get informed before you vote View the Proxy Statement, Notice of Annual Meeting, Form of Proxy and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 15, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V90100-P50542 1. Election of Directors For Nominees: 01) Sandeep Nijhawan 02) Harry Quarls 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. For 3. Conduct an advisory vote on the compensation of our named executive officers. For 4. Conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. 1 Year NOTE: In their discretion, proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted “FOR ALL” on Proposal 1, “FOR” on Proposals 2 and 3 and every “1 YEAR” on Proposal 4.